Exhibit 99.1

News Announcement	For Immediate Release

SFX ENTERTAINMENT COMMENTS ON 2014 MARKETING

AND SPONSORSHIP EBITDA OF OVER $40 MILLION

NEW YORK — (March 27, 2014) — SFX Entertainment, Inc. (NASDAQ: SFXE) (“the Company”) today provided additional details regarding full year 2014 EBITDA to be derived from marketing and sponsorship partnerships.

“We want to ensure that information disclosed on our earnings conference call today is correctly interpreted,” commented Robert FX Sillerman, Chairman and CEO of SFX.  “To date, SFX has completed four partnership agreements which will contribute a minimum of $40 million in EBITDA over the course of 2014.  The 2014 EBITDA from these sources includes announced alliances with Anheuser-Busch InBev and Clear Channel Media and Entertainment as well as two completed partnership arrangements which the Company plans to publicly announce prior to May 1.  Given that the two yet-unannounced marketing sponsorships involve a revolutionary approach to providing access to all levels of the EMC experience, the Company will introduce the program in a fun filled major announcement with two superstar DJs.  In addition all four of the existing partnerships have incremental revenue potential included in the programs. Furthermore, the Company is highly confident that at least two additional broad marketing partnerships will be completed and will contribute to EBITDA in 2014.  Finally, the Company has also expanded its event level sponsorship revenue for 2014, and EBITDA from these sources are not included in the any of the figures and expectations reviewed in today’s press release or on the conference call.

“This $40 million of EBITDA from the four completed marketing and sponsorship agreements noted above and booked in just the first three months of this year represents the approximate financial analyst forecasts for EBITDA from this source for all of 2014. SFX is committed to presenting investors with useful information regarding the current business, prospects and financial condition of the Company and we believe this release provides additional clarity regarding the excellent progress the Company is making.”

Conference Call Replay

A webcast replay of this morning’s conference call will be available for 90 days at http://investor.sfxii.com/events-calendar.

About SFX Entertainment

SFX Entertainment, Inc. is the largest global producer of live events and digital entertainment content focused exclusively on electronic music culture (EMC) and other world-class festivals.  SFX’s mission is to provide electronic music fans with the best possible live experiences, music discovery, media and digital connectivity.  SFX was borne out of the technology revolution and produces and promotes a growing portfolio of live events that includes leading brands such as Tomorrowland, TomorrowWorld,

Mysteryland, Sensation, Stereosonic, Electric Zoo, Disco Donnie Presents, Life in Color, Rock in Rio, Nature One, Mayday, Decibel, Q-Dance and has an agreement to acquire React Presents and Flavorus.  SFX also operates Beatport, the principal online resource for EMC DJs and a trusted destination for the growing EMC community to discover and stream music, follow DJs and keep abreast of news, information and events, in addition to offering year-round entertainment to EMC fans around the globe through other digital assets.

Forward Looking Statements

This press release contains forward-looking statements regarding our business strategy and plans, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This release should be read in conjunction with the Company’s 2013 fourth quarter and full year release that was issued on March 27, 2014.  These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to close the acquisition of our planned acquisition targets; our ability to integrate the companies we have acquired and plan to acquire in the future; our belief that the EMC community will grow; our ability to increase the number of festivals and events we produce and their attendance; our ability to pay our debts and meet our liquidity needs; competition; our ability to manage growth and geographically-dispersed operations; and our ability to grow our online properties. We refer you to the documents we file from time to time with the U.S. Securities and Exchange Commission, specifically the section titled “Item 1A. Risk Factors” of our most recent Annual Report filed on Form 10-K and Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements.  In addition, any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events, except as required by law.

Contact:

SFX Entertainment, Inc.
Richard Rosenstein, 646-561-6400
Chief Financial Officer

JCIR
Joseph Jaffoni, 212-835-8500
sfxe@jcir.com

DKC Public Relations
Ed Tagliaferri, 212-981-5182
edmund_tagliaferri@dkcnews.com